UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2005

Alnylam Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50743	77-0602661

(State or Other Juris-	(Commission	(IRS Employer
diction of Incorporation)	File Number)	Identification No.)

300 Third Street, Cambridge, MA	02142

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 551-8200

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-10.1 SUMMARY OF CASH COMPENSATION FOR DIRECTORS
EX-10.2 2004 STOCK INCENTIVE PLAN

Item 1.01. Entry into a Material Definitive Agreement.

     On June 8, 2005, at the 2005 annual meeting of stockholders of Alnylam Pharmaceuticals, Inc. (“Alnylam”), Alnylam’s stockholders approved the compensation to be paid to members of the Board of Directors (the “Board”) of Alnylam as described below.

     Alnylam’s stockholders approved the following cash compensation to be paid to members of the Board of Alnylam:

     (1) $5,000 per fiscal quarter to each non-employee member of the Board;

     (2) an additional $5,000 per year to each individual serving as the chairman of the Board or as the chairman of the Audit Committee, Compensation Committee or Nominating and Corporate Governance Committee of the Board; and

     (3) an additional $10,000 per year to the chairman of the Audit Committee of the Board.

     A summary of the cash compensation paid to members of the Board beginning with the 2005 annual meeting of stockholders is attached as Exhibit 10.1 hereto.

     Alnylam’s stockholders also approved an amendment to the 2004 Stock Incentive Plan of Alnylam, to provide for changes to the equity compensation to be paid to members of the Board as follows:

     (1) Upon the commencement of service on the Board by any individual who is not then an employee of Alnylam or any of Alnylam’s subsidiaries, Alnylam will grant to such person a nonstatutory stock option to purchase 25,000 shares of the common stock of Alnylam;

     (2) On the date of each annual meeting of stockholders beginning with the 2005 annual meeting of stockholders, Alnylam will grant a nonstatutory stock option to purchase 10,000 shares of common stock of Alnylam to each member of the Board (a) who is both serving as a director immediately prior to and immediately following such annual meeting, (b) who is not then an employee of Alnylam or any of Alnylam’s subsidiaries; and (c) who has served as a director for at least six months; and

     (3) On the date of each annual meeting of stockholders beginning with the 2005 annual meeting of stockholders, Alnylam will grant a nonstatutory stock option to purchase 10,000 shares of the common stock of Alnylam to the chairman of the Audit Committee of the Board.

     These options will (1) have an exercise price equal to the last reported sale price of the common stock of Alnylam on the Nasdaq Stock Market or the national securities exchange on which the common stock of Alnylam is traded on the date of grant (and if the common stock of Alnylam is not then traded on the Nasdaq Stock Market or a national securities exchange, the fair market value of the common stock of Alnylam on such date as determined by the Board), (2) expire on the earlier of 10 years from the date of grant or three months following termination of service as a director and (3) contain such other terms and conditions as the Board shall determine. The options to purchase 25,000 shares of common stock described above shall vest as to one-third of the shares on each of the first, second and third anniversaries of the date of grant, subject to the individual’s continued service as a director. The options to purchase 10,000 shares of common stock described above shall vest in full on the first anniversary of the date of grant, subject to the individual’s continued service as a director. The Board has retained the specific authority to from time to time increase or decrease the number of shares subject to options granted under these provisions.

     The 2004 Stock Incentive Plan, as amended, is attached as Exhibit 10.2 hereto.

     On June 8, 2005, pursuant to the terms of the 2004 Stock Incentive Plan, as amended, nonstatutory stock options to purchase 10,000 shares of the common stock of Alnylam at an exercise price of $7.08 per share were granted to each of Peter Barrett, Ph.D., John E. Berriman, John K. Clarke, Paul R. Schimmel, Ph.D., Phillip A. Sharp, Ph.D. and Kevin P. Starr. An additional nonstatutory stock option to purchase 10,000 shares of the common stock of Alnylam at an exercise price of $7.08 per share was granted to Kevin P. Starr in connection with his service as chairman of the Audit Committee of the Board. Each of these options was granted in accordance with the terms described above.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALNYLAM PHARMACEUTICALS, INC.
Date: June 10, 2005	By:	/s/ John M. Maraganore, Ph.D.
John M. Maraganore, Ph.D.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Summary of Cash Compensation For Directors

10.2	2004 Stock Incentive Plan, as amended